EXHIBIT 10.43

STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of the _____ day of _________________, 20___ (the "Effective Date"), by and between PTEK HOLDINGS, INC., a Georgia corporation (the "Corporation"), and ____________________ (the “Employee”).

W I T N E S S E T H:

     WHEREAS, the Employee is an employee of the Corporation or one of its subsidiaries (collectively the "PTEK Group"); and

     WHEREAS, in order to provide an incentive to expand and improve the profitability of the Corporation and its subsidiaries, the Board of Directors of the Corporation (the "Board") has adopted the PTEK Holdings, Inc. 1998 Stock Plan (the "Plan"), authorizing the granting of stock options to certain employees, directors, key consultants and advisors to the Corporation or any of its subsidiaries, to purchase shares of the Corporation's $.01 par value common stock (the "Common Stock"), upon the terms and conditions herein contained; and

     WHEREAS, the Employee has been granted stock options under the Plan as provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant of Option. Subject to the terms and conditions of this Agreement and the Plan, the Corporation hereby grants to the Employee the right and option (the "Option") to purchase _____________ shares of Common Stock (the "Option Shares").

     2. Exercise Price. The purchase price (the "Exercise Price") for each Option Share shall be _________________________________ ($_____).

     3. Exercise of Option.

          (a) To the extent that the Option has become and remains exercisable it may be exercised by the Employee delivering to the Corporation a written notice of exercise signed by the Employee, in substantially the form attached hereto as Exhibit A or such other form as approved by the Corporation (a "Notice of Exercise"), together with a check payable in U. S. Dollars to the Corporation in the amount of the total Exercise Price for the Option Shares to be purchased pursuant to the Notice of Exercise. Alternatively, all or any portion of the Exercise Price may be paid by tendering to the Corporation shares of Common Stock owned by the Employee for at least six (6) months and duly endorsed for transfer, to be credited against the total Exercise Price of the Option Shares to be purchased at the Fair Market Value (as defined in the Plan) of the Common Stock tendered on the date of exercise; provided, however, no fractional shares of Common Stock may be so tendered. In the event that the aggregate amount of the check, if any, plus the Fair Market Value of the shares of Common Stock tendered exceeds the total Exercise Price of the Option Shares to be purchased (the "Excess Consideration"), the Corporation shall issue to the Employee or his/her designee a stock certificate evidencing shares of Common Stock equal to the Excess Consideration divided by the Fair Market Value of the Common Stock on the date of exercise; provided, however, the Corporation shall not be obligated to issue any fractional shares to the Employee and the Corporation shall pay to the Employee an amount of cash equal to the Fair Market Value of any fractional share determined as of the date of exercise. In addition to the above methods of exercise, to the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option Shares and delivers cash sales proceeds to the Corporation in payment of the total Exercise Price plus the amount of taxes and other amounts to be withheld pursuant to Section 10 hereof.

          (b) The Option shall first become exercisable on such dates and with respect to such number of Option Shares as are specified below, provided that the Employee is employed by a member of the PTEK Group on each such date:

               (i) Commencing as of the first (1st) anniversary of the Effective Date, the Employee shall have the right to exercise the Option with respect to, and to thereby purchase, one-third (1/3) of the Option Shares; prior to said date, the Option shall not be exercisable.

               (ii) Commencing as of the second (2nd) anniversary of the Effective Date, the Employee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional one-third (1/3) of the Option Shares.

               (iii) Commencing as of the third (3rd) anniversary of the Effective Date, the Employee shall have the right to exercise the Option with respect to, and to thereby purchase, the balance of the Option Shares.

          (c) The Employee may exercise the Option for less than the full number of Option Shares with respect to which the Option is exercisable (the "Available Option Shares"), but such exercise shall not be made at any one time for less than ten percent (10%) of the total number of Option Shares specified in Section 1 hereof, and no fractional shares of Common Stock shall be issued. Subject to the other restrictions on exercise set forth herein, the unexercised portion of the exercisable Option may be exercised at a later date by the Employee, and the 10 percent requirement shall not apply to any exercise of the Option if all remaining Available Option Shares are being purchased.

          (d) Within thirty (30) days after the exercise of the Option as herein provided, the Corporation shall deliver to the Employee a certificate or certificates for the total Option Shares being purchased, in such names and denominations as are requested by the Employee.

          (e) The Corporation covenants and agrees that all Option Shares which may be issued upon exercise of the Option shall, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, and free from all liens, claims and encumbrances, except restrictions imposed by applicable securities laws, the Corporation's Articles of Incorporation and/or this Agreement. The Corporation shall at all times reserve and keep available for issuance upon the exercise of the Option such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Option.

          (f) The Employee accepts the Option subject to all the terms and provisions of the Plan, a copy of which has been delivered to the Employee. The Employee agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Committee and, where applicable, the Corporation's Board of Directors, regarding the Plan.

     4. Term of Option and Limitation on Right to Exercise. The Option shall, to the extent not previously exercised, lapse under the following circumstances; provided, however, that the Committee or its designee may, prior to the lapse of the Option under the circumstances described in subsections (b), (c), (d) and (e) below, provide in writing that the Option will extend until a later date:

          (a) The Option shall lapse as of 5:00 p.m., Eastern Time, on the eighth (8th) anniversary of the Effective Date (the "Expiration Date").

          (b) The Option shall lapse as of 5:00 p.m., Eastern Time, on the earlier of the Expiration Date or the ninetieth (90th) day after the Employee's termination of employment for any reason other than the Employee’s death, Permanent and Total Disability (as defined in the Plan) or retirement (as defined below); provided, however, that if the Employee's employment is terminated by the Corporation for cause (as defined below), the Option shall lapse immediately upon termination. For purposes of this Agreement, "cause" shall mean gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity which is in conflict with or adverse to the business or other interests of the Corporation, willful misconduct on the part of the Employee, misfeasance or malfeasance of duty causing a violation of any law which is reasonably determined to be detrimental to the Corporation, or breach of a fiduciary duty owed to the Corporation.

          (c) If the Employee's employment terminates by reason of Permanent and Total Disability, the Option shall lapse as of 5:00 p.m., Eastern Time, on the earlier of the Expiration Date or the first (1st) anniversary of the Employee's termination of employment.

          (d) If the Employee's employment terminates by reason of retirement, the Option shall lapse as of 5:00 p.m., Eastern Time, on the earlier of the Expiration Date or the first (1st) anniversary of the Employee's retirement. For purposes of this Agreement, “retirement” shall mean “normal retirement” as defined in the Corporation’s retirement plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, as such plan is then in effect and applicable to the Employee. If no such retirement plan is then in effect and applicable to the Employee, then “retirement” shall mean the Employee’s voluntary termination of employment with the Corporation after attaining age 65.

          (e) If the Employee dies while employed, or during the 90-day period described in subsection (b) above or during the one-year period described in subsection (c) or (d) above, and before the Option otherwise lapses, the Option shall lapse as of 5:00 p.m., Eastern Time, on the earlier of the Expiration Date or the first (1st) anniversary of the Employee's death.

In the event of the Employee's death, the Option may be exercised hereunder by the Employee's personal representative, legatees or heirs at law, as the case may be, and in the case of the Employee's mental incompetence, by his legal guardian, or if none has been appointed, by his duly authorized attorney-in-fact. If the Employee or such other person exercises the Option after the Employee’s termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Employee's termination of employment.

     5. Nontransferability. This Agreement, the Option and all rights hereunder are nontransferable and nonassignable by the Employee, other than by the last will and testament of the Employee or the laws of descent and distribution, unless the Corporation consents thereto in writing. Any transfer or attempted transfer except pursuant to the preceding sentence shall be null and void and of no effect whatsoever.

     6. Adjustments.

          (a) If, prior to the lapse of the Option as provided in Section 4 hereof:

               (i) The number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Exercise Price shall be proportionately reduced and the number of Option Shares that have not theretofore been purchased by the Employee shall be proportionately increased.

               (ii) The number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Exercise Price shall be proportionately increased and the number of Option Shares that have not theretofore been purchased by the Employee shall be proportionately reduced.

If any adjustment under this Section 6(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of Option Shares subject to the Option shall be the next higher number of shares.

          (b) If, prior to the lapse of the Option as provided in Section 4 hereof, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (a “Reorganization Event”), then the Employee shall, from and after such Reorganization Event, have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the Option Shares immediately theretofore purchasable and receivable upon the exercise of the Option, such shares of stock and/or securities as may be issued or payable in connection such Reorganization Event with respect to or in exchange for the number of Option Shares immediately theretofore purchasable and receivable upon the exercise of the Option had such Reorganization Event not taken place, and, in any such case, appropriate provisions shall be made with respect to the rights and interests of the Employee to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares purchasable upon the exercise of the Option) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection (b) unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Employee such shares of stock and/or securities as, in accordance with the foregoing provisions, the Employee may be entitled to purchase. The foregoing notwithstanding, if the Corporation concludes that it will be unable to satisfy the conditions of this subsection (b) without a material adverse effect on the terms of a proposed Reorganization Event, then the Corporation shall have the option, prior to or contemporaneously with the closing or effective date of such Reorganization Event, to purchase the Option from the Employee at its then fair value, determined with regard to both the spread between the Exercise Price and the value of the consideration to be received in the Reorganization Event and the remaining term of the Option. The Corporation and the Employee shall agree on such fair value or, in the event they are unable to agree, shall submit the question of fair value to an investment banking firm to be selected by the Corporation, with the cost of such investment banking firm to be paid by the Corporation.

     7. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

     8. No Employment Right. Neither this Agreement nor the Option shall give rise to any entitlement to the Employee to continue to be employed or be compensated for any services by any member of the PTEK Group.

     9. No Rights as a Shareholder. The Employee shall not have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to the Option until such shares have been issued and delivered to the Employee in accordance with this Agreement.

     10. Taxes. As a condition to the issuance of Option Shares hereunder, the Corporation may withhold, or require the Employee to pay or reimburse the Corporation for, any taxes or other amounts which the Corporation determines are required to be withheld under federal, foreign, state or local law in connection with the exercise of the Option.

     11. Heirs and Successors. This Agreement and all terms and conditions hereof shall be binding upon the Corporation and its successors and assigns, and upon the Employee and his heirs, legatees and legal representatives.

     12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

     13. Notices. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when delivered by overnight delivery service, or three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the following addresses (or to such other address as one party may from time to time designate in writing to the other party hereto):

If to the Corporation:	PTEK Holdings, Inc. 3399 Peachtree Road, N.E. The Lenox Building, Suite 700 Atlanta, Georgia 30326 Attn: Director, Stock Plan Management

If to the Employee:	________________________
________________________
________________________

     14. Severability. The provisions of this Agreement, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PTEK HOLDINGS, INC.

By: _______________________
Name: _______________
Title: ________________

EMPLOYEE:
_________________________
Name: